As filed with the Securities and Exchange Commission on May 14, 2019

Registration No. 333-224808

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Post -Effective Amendment No. 1

To

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TROVAGENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	27-2004382
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

11055 Flintkote Avenue

San Diego, CA 92121

(858) 952-7570

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas H. Adams

Chief Executive Officer

Trovagene, Inc.

11055 Flintkote Avenue

San Diego, CA 92121

(858) 952-7570

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey J. Fessler, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza, 39th Floor

New York, New York 10112

Tel: (212) 653-8700

Fax: (212) 653-8701

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Trovagene, Inc. (the “Company”) previously filed a Registration Statement on Forms S-1 (File No. 333-224808 and File No. 333-225510) with the U.S. Securities and Exchange Commission (the “SEC”) on May 10, 2018 and June 8, 2018, respectively, which was declared effective by the SEC on June 8, 2018 (the “Existing Registration Statement”). This Amendment No. 2 to Post-Effective Amendment No. 1 (“Post-Effective Amendment”) to the Existing Registration Statement is being filed to correct an error in the explanatory note to Amendment No. 1 to Post-Effective Amendment No. 1 to the Existing Registration Statement (“Amendment No. 1”). In paragraph 2, of the Explanatory Note the second sentence should state “As of the date of this prospectus, 497,260 shares of common stock have been issued upon exercise of the warrants.

Except as described above, no other changes have been made to Amendment No. 1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  Exhibits and Financial Statement Schedules.

(a)           The exhibits listed under the caption “Exhibit Index” following the signature page are filed herewith or incorporated by reference herein.

(b)           Financial Statement Schedules

No financial statement schedules are provided because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement by and between Trovagene, Inc. and ThinkEquity
3.1	Amended and Restated Certificate of Incorporation of Trovagene, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-12G filed on November 25, 2011).
3.2

Certificate of Amendment of Amended and Restated Certificate of Incorporation of Trovagene, Inc. (incorporated by reference to Appendix B to the Company’s Proxy Statement on Schedule 14A filed on March 20, 2012).

3.3	By-Laws of Trovagene, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-12G filed on November 25, 2011).
3.5	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock. (incorporated by reference to Exhibit 3.1 to Form 8-K filed on June 12, 2018).
3.6	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Form 8-K filed on January 29, 2019).
3.7	Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Form 8-K filed on January 31, 2019).
3.8	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Trovagene, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on February 20, 2019).
4.1	Form of Common Stock Certificate of Trovagene, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Form 10-12G filed on November 25, 2011).
4.2+	2004 Stock Option Plan (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on July 19, 2004)
4.3+	Stock Award Agreement dated August 15, 2017 by and between Trovagene, Inc. and William J. Welch (incorporated by reference to Exhibit 4.1 to the Company’s Form 10-Q filed on November 9, 2017).
4.5	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 28, 2012).
4.6	Form of Warrant to Purchase Common Stock (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on July 1, 2014).
4.7+	Trovagene, Inc. 2014 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on July 23, 2014).
4.8	Form of Warrant to Purchase Common Stock (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on July 26, 2016).
4.9	Form of Warrant to Purchase Common Stock (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on June 12, 2018).
4.10	Form of Warrant (incorporated by reference to Exhibit 4.1 to Form 8-K filed on January 29, 2019).
4.11	Form of Series A Warrant (incorporated by reference to Exhibit 10.2 to Form 8-K filed on April 5, 2019).
4.12	Form of Series B Warrant (incorporated by reference to Exhibit 10.3 to Form 8-K filed on April 5, 2019).
5.1*	Opinion of Sheppard Mullin Richter & Hampton LLP
10.1

Summary of Terms of Lease Agreement dated as of October 28, 2009 between Trovagene, Inc. and BMR-Sorrento West LLC (incorporated by reference to Exhibit 10.3 to the Company’s Form 10-12G/A filed on February 15, 2012).

10.2

Form of First Amendment to Standard Industrial Net Lease dated September 28, 2011 between Trovagene, Inc. and BMR-Sorrento West LLC (incorporated by reference to Exhibit 10.4 to the Company’s Form 10-12G/A filed on February 15, 2012).

10.3

Form of Second Amendment to Standard Industrial Net Lease dated October 2011 between Trovagene, Inc. and BMR-Sorrento West LLC (incorporated by reference to Exhibit 10.5 to the Company’s Form 10-12G/A filed on February 15, 2012).

10.4

Form of Third Amendment to Standard Industrial Net Lease dated October 22, 2012 between Trovagene, Inc. and BMR-Sorrento West, LP. (incorporated by reference to Exhibit 10.6 to the Company’s Annual Report on Form 10-K filed on March 12, 2015).

10.5

Form of Fourth Amendment to Standard Industrial Net Lease dated December 2, 2013 between Trovagene, Inc. and BMR-Coast 9 LP. (incorporated by reference to Exhibit 10.7 to the Company’s Annual Report on Form 10-K filed on March 12, 2015).

10.6

Form of Fifth Amendment to Standard Industrial Net Lease dated May 14, 2014 between Trovagene, Inc. and BMR-Coast 9 LP. (incorporated by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed on March 12, 2015).

10.7

Sixth Amendment to Standard Industrial Net Lease dated June 11, 2015 between Trovagene, Inc. and BMR-Coast 9 LP (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 10, 2015).

10.8

Co-Exclusive Sublicense Agreement dated October 22, 2007 between Trovagene, Inc. and Asuragen, Inc. (incorporated by reference to Exhibit 10.6 to the Company’s Form 10-12G/A filed on February 15, 2012).

10.9

Amendment to Co-Exclusive Sublicense Agreement dated June 1, 2010 between Trovagene, Inc. and Asuragen, Inc. (incorporated by reference to Exhibit 10.7 to the Company’s Form 10-12G/A filed on February 15, 2012).

10.10	Sublicense Agreement dated as of August 27, 2007 between Trovagene, Inc. and Ipsogen SAS (incorporated by reference to Exhibit 10.8 to the Company’s Form 10-12G/A filed on February 15, 2012).
10.11

Amendment to Co-Exclusive Sublicense Agreement dated as of September 1, 2010 between Trovagene, Inc. and Ipsogen SAS (incorporated by reference to Exhibit 10.9 to the Company’s Form 10-12G/A filed on February 15, 2012).

10.12

Sublicense Agreement dated as of July 20, 2011 between Trovagene, Inc. and Fairview Health Services (incorporated by reference to Exhibit 10.11 to the Company’s Form 10-12G/A filed on February 15, 2012).

10.13

Sublicense Agreement dated as of December 1, 2008 by and between Trovagene, Inc. and InVivoScribe Technologies, Inc. (incorporated by reference to Exhibit 10.13 to the Company’s Form 10-12G/A filed on February 15, 2012).

10.14

Sublicense Agreement dated as of August 25, 2008 by and between Trovagene, Inc. and Laboratory Corporation of America Holdings (incorporated by reference to Exhibit 10.14 to the Company’s Form 10-12G/A filed on February 15, 2012).

10.15

Form of Sublicense Agreement effective as of February 8, 2011 by and between Trovagene, Inc. and MLL Munchner Leukamielabor GmbH (incorporated by reference to Exhibit 10.15 to the Company’s Form 10-12G/A filed on February 15, 2012).

10.16

Sublicense Agreement effective as of June 15, 2010 by and between Trovagene, Inc. and Skyline Diagnostics BV (incorporated by reference to Exhibit 10.16 to the Company’s Form 10-12G/A filed on February 15, 2012).

10.17

Exclusive License Agreement effective as of December 12, 2011 by and between Columbia University and Trovagene, Inc. (incorporated by reference to Exhibit 10.20 to the Company’s Form 10-12G/A filed on February 15, 2012).

10.18

Form of Exclusive License Agreement effective as of October 2011 by and between Gianluca Gaidano, Robert Foa and Davide Rossi and Trovagene, Inc. (incorporated by reference to Exhibit 10.21 to the Company’s Form 10-12G/A filed on February 15, 2012).

10.19

Exclusive License Agreement effective as of May 2006 by and between Brunangelo Falini, Cristina Mecucci and Trovagene, Inc. (incorporated by reference to Exhibit 10.23 to the Company’s Form 10-12G/A filed on February 15, 2012).

10.20

Form of First Amendment to Exclusive License Agreement effective as of August 2010 by and among Brunangelo Falini, Cristina Mecucci and Trovagene, Inc. (incorporated by reference to Exhibit 10.24 to the Company’s Form 10-12G/A filed on February 15, 2012).

10.21+

Form of Indemnification Agreement to be entered into between the Company and its directors and executive officers (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 15, 2015).

10.22***

Patent Assignment and License Agreement dated April 23, 2014 between Trovagene, Inc. and GenSignia IP Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on May 12, 2014).

10.23+

Employment Agreement, dated February 18, 2016, by and between the Company and Mark Erlander (incorporated by reference to Exhibit 10.33 to the Company’s Quarterly Report on Form 10-Q filed on May 10, 2016).

10.24

Form of Seventh Amendment to Standard Industrial Net Lease dated April 4, 2016 between Trovagene, Inc. and BMR-Coast 9 LP (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on August 4, 2016).

10.25***

License Agreement dated as of March 13, 2017 between Nerviano Medical Sciences S.r.l. and Trovagene, Inc. (incorporated by reference to Exhibit 10.34 to the Company’s Annual Report on Form 10-K filed on March 15, 2017).

10.26+	Confidential Severance Agreement and Mutual Release, dated July 30, 2018, by and between the Company and William Welch (incorporated by reference to Exhibit 4.1 to Form 10-Q filed on August 3, 2018).
10.27

Stock and Warrant Subscription Agreement entered into as of January 25, 2019 by and between Trovagene, Inc. and PoC Capital, LLC (incorporated by reference to Exhibit 10.1 to Form 8-K filed on January 29, 2019).

10.28	Securities Purchase Agreement dated April 4, 2019 (incorporated by reference to Exhibit 10.1 to Form 8-K filed on April 5, 2019).
23.1*	Consent of BDO USA, LLP
23.2	Consent of Sheppard Mullin Richter & Hampton LLP (reference is made to Exhibit 5.1).
24.1*	Power of Attorney (included on signature page hereto).

* Previously filed

** Filed herewith.

***    The U.S. Securities and Exchange Commission (SEC) has granted confidential treatment with respect to certain portions of this exhibit. Omitted portions have been filed separately with the SEC.

+    Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on the 14th day of May 2019.

TROVAGENE, INC.

By:	/s/ Thomas H. Adams
Thomas H. Adams
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated

Signature	Title	Date

/s/ Thomas H. Adams	Chief Executive Officer and Chairman (Principal Executive Officer and Principal Financial and Accounting Officer)	May 14, 2019
Thomas H. Adams

*	Director	May 14, 2019
John P. Brancaccio

*	Director	May 14, 2019
Gary S. Jacob

*	Director	May 14, 2019
Rodney S. Markin

*	Director	May 14, 2019
Athena Countouriotis

*	By:	/s/ Thomas H. Adams
Attorney-In-Fact